UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 2009

                               ES BANCSHARES, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

          Maryland                       000-52178               20-4663714
          --------                       ---------               ----------
(State or Other Jurisdiction)        (Commission File No.)    (I.R.S. Employer
    of Incorporation)                                        Identification No.)


68 North Plank Road, Newburgh, New York                   12550
---------------------------------------                   -----
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:  (845) 561-0003
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     ES Bancshares, Inc. (the "Company") announced that Thomas Sperzel, age 37, has joined the Company and its wholly owned subsidiary, Empire State Bank, as its Senior Vice President and Chief Financial Officer, effective June 30, 2009.

     Mr. Sperzel is a certified public accountant with 15 years experience in the accounting and banking industries. He most recently served, from February 2009 until June 2009, as Controller for Carver Federal Savings Bank, a federal savings bank headquartered in New York, New York. From 2007 until January 2009, Mr. Sperzel serves as Director of Finance for Robert Martin Company LLC, a real estate development and venture capital firm based in Elmsford, New York, and prior to this, from 2001 until 2007, Mr. Sperzel served as Vice President, Controller of City and Suburban Federal Savings Bank, a federal savings bank headquartered in Yonkers, New York.


Item 9.01.  Financial Statements and Exhibits.

     Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                ES BANCSHARES, INC.


DATE:  July 6, 2009                         By: /s/ Philip Guarnieri
                                                -----------------------------
                                                Philip Guarnieri
                                                President and Co-Chief
                                                Executive Officer